SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    January 6, 1997


                           Rotary Power International, Inc.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                     1-12756             13-3632860
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  (State or Other Jurisdiction        (Commission         (IRS Employer
        of Incorporation)             File Number)      Identification No.)


    P.O. Box 128, Wood-Ridge, New Jersey                    07075-0128
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  (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code   (201) 777-7373


                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 1.  Changes in Control of Registrant.

                  Not applicable.

Item 2.  Acquisition or Disposition of Assets.

                  Not applicable.

Item 3.  Bankruptcy or Receivership.

                  Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

                  Not applicable.

Item 5.  Other Events.

                  The following information may contain forward-looking statements that are based on current expectations of the Company that involve a number of risks and uncertainties and such statements should not be considered as guarantees of future performance. Factors that could cause actual results to differ materially from any forward-looking statements contained herein include, but are not limited to, interruption or cancellation of existing contracts, the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources than Rotary Power International, Inc. (the "Company"), product development and commercializations risks and an inability to arrange additional debt or equity financing.

                  On January 6, 1997, the Company issued the following press release:

                      ROTARY POWER INTERNATIONAL ANNOUNCES
                  EQUITY INVESTMENT BY AND PROPOSED MERGER WITH
                   INTERNATIONAL CRYOGENIC SYSTEMS CORPORATION


                  Wood-Ridge, NJ, January 6, 1997 -- Rotary Power International, Inc. ("RPI") (Bulletin Board: RPII) announced today that it has concluded an Agreement with International Cryogenic Systems Corporation ("ICSC") (OTC: ICRY) whereby ICSC has invested $1 million in RPI in exchange for two million shares of RPI Common Stock.



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Simultaneously, RPI and ICSC have agreed in principle to merge the two companies in a stock-for-stock acquisition, whereby RPI would become a wholly-owned subsidiary of ICSC. Upon completion of the transaction, which is subject to the execution of a definitive merger agreement and approval by the stockholders of RPI, it is the intention of ICSC to apply for listing on the NASDAQ SmallCap Market. Each shareholder of RPI will receive .363 shares of ICSC common stock for each share of RPI Common Stock upon the closing of the merger. Nine major shareholders of RPI have agreed to vote all their shares in favor of the merger. In addition, Francis L. Simola, President and CEO of ICSC, has been elected to the Board of Directors of RPI.

                  ICSC, located in Cibolo, Texas, manufactures and markets industrial refrigeration and freezing systems for use worldwide. Richard M.H. Thompson, President of RPI, commented: "The merger with ICSC will provide RPI with a growing outlet for its natural gas and diesel-fueled engines. The ICSC subsidiaries all require packaged accessory refrigeration equipment to complete their systems and RPI's engines can be used to provide ICSC's customers with the ability to select a system to minimize their energy costs. In addition, ICSC's packaging ability will enable the merged company to offer packaged power systems operating off both natural gas and diesel fuel, providing an important value-added sale to the customer".

                  RPI, located in Wood-Ridge, New Jersey, is the internationally recognized leader in the development and commercialization of rotary engines (15-3000 horsepower) for use in industrial, commercial and marine markets.


Item 6.  Resignations of Registrant's Directors.

                  Not applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  Not applicable.



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Item 8.  Change in Fiscal Year.

                  Not applicable.



                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ROTARY POWER INTERNATIONAL, INC.




Date: January 7, 1997                         By:   /s/ Richard M.H. Thompson
                                                  ---------------------------
                                               Name: Richard M.H. Thompson
                                               Title: President &
                                                      Chief Executive Officer




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